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                                                                  Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock
   (Including the Associated Rights to Purchase Shares of Series A Preferred
                                    Stock)

                                      of

                              ACUSON CORPORATION

            Pursuant to the Offer to Purchase dated October 5, 2000

                                      by

                            SIGMA ACQUISITION CORP.
                         a wholly owned subsidiary of

                              SIEMENS CORPORATION
                    an indirect wholly owned subsidiary of

                          SIEMENS AKTIENGESELLSCHAFT


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME ON THURSDAY, NOVEMBER 2, 2000, UNLESS THE OFFER IS EXTENDED.


  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for the Shares (as defined below) are not immediately available,
(ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase described below) or the expiration of any Subsequent Offering Period (as defined in the Offer to Purchase described below), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date, or the expiration of any Subsequent Offering Period. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                         EquiServe Trust Company, N.A.

  By First Class Mail:        By Hand Delivery:       By Overnight, Certified
                                                          or Express Mail
                                                             Delivery:


    EquiServe Trust         Securities Transfer &         EquiServe Trust
     Company, N.A.           Reporting Services,      Company, N.A. Corporate
   Corporate Actions                 Inc.                     Actions
     P.O. Box 8029           c/o EquiServe Trust         150 Royall Street
 Boston, MA 02266-8029          Company, N.A.             Canton, MA 02021
                                 100 Williams
                               Street/Galleria
                              New York, New York
                                    10038


                          By Facsimile Transmission:

                                 (781) 575-2232 or
                                 (781) 575-2233
                     Confirm Facsimile by Telephone Only:
                                (781) 575-3120

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Sigma Acquisition Corp., a Delaware corporation ("Purchaser"), which is a wholly owned subsidiary of Siemens Corporation, a Delaware corporation, which is an indirect wholly owned subsidiary of Siemens Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated October 5, 2000 (the "Offer to Purchase") and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.0001 per share (the "Common Stock"), of Acuson Corporation, a Delaware corporation (the "Company"), together with the associated rights to purchase Series A Preferred Stock (the "Rights"), issued pursuant to the Amended and Restated Rights Agreement, dated as of November 5, 1998, between the Company and Fleet National Bank (f/k/a BankBoston, N.A.), as amended (the Common Stock and the Rights together being referred to herein as the "Shares"), pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

 Number of Shares: ___________________________________________________________
 Name(s) of Record Holder(s): ________________________________________________
                                             (Please Print)
 Address(es): ________________________________________________________________
                               (Include Zip Code)
 Area Code and Tel. No: (   )     __________    __________    __________
 Certificate Nos. (if available): ____________________________________________
 Taxpayer Identification or Social Security Number: __________________________ Check box if Shares will be tendered by book-entry transfer:
 [_] The Depository Trust Company
 Signature(s): _______________________________________________________________
 Account Number: _____________________________________________________________
 Dated: ________________________________ , 2000


            THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

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                                   GUARANTEE

                    (Not to be used for signature guarantee)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) of a transfer of such Shares into the Depositary's account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.
 Name of Firm: _______________________________________________________________
                             (Authorized Signature)
 Address:  ___________________________________________________________________
                                   (Zip Code)
 Area Code and Tel. No: (   )     ____________    ____________    ____________
 Name: _______________________________________________________________________
 Title: ______________________________________________________________________
 Dated: ________________________________ , 2000


          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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